EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-259612) of Remark Holdings, Inc. of our report, dated March 31, 2021, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K filed on March 31, 2021, as amended on Form 10-K/A on April 30, 2021, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Weinberg & Company

Los Angeles, California
November 18, 2021